Exhibit 10.5.1

_______ __, 2018

Gentlemen:

Tuscan Holdings Corp. (“Corporation”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”). The Corporation currently anticipates selling units in the IPO, each comprised of one share of common stock, par value $0.0001 per share, of the Corporation (“Common Stock”) and one warrant (“Warrant”), each Warrant to purchase one-half of one share of Common Stock.

The undersigned hereby commits to purchase an aggregate of 435,000 units of the Corporation (“Initial Units”) at $10.00 per Initial Unit, for an aggregate purchase price of $4,350,000 (the “Initial Purchase Price”). Additionally, if the underwriters in the IPO exercise their over-allotment option in full or part, the undersigned further commits to purchase up to an additional 48,785 Units (“Additional Units” and together with the Initial Units, the “Private Units”) at $10.00 per Additional Unit, for an aggregate purchase price of up to $487,850 (the “Over-Allotment Purchase Price” and together with the Initial Purchase Price, the “Purchase Price”). The Private Units will be identical to the units to be sold in the IPO except as to be described in the Corporation’s registration statement filed in connection with the IPO (“Registration Statement”). At least 24 hours prior to the effective date (“Effective Date”) of the Registration Statement, the undersigned will cause the Purchase Price to be delivered to Graubard Miller, counsel for the Corporation (“Counsel”), by wire transfer as set forth in the instructions attached as Exhibit A hereto to hold in a non-interest bearing account until the Corporation consummates the IPO. The undersigned agrees that if the size of the IPO is increased or decreased for any reason, the amount of the undersigned’s investment will be either increased or decreased, as applicable, so that the undersigned’s percentage of the aggregate investment in Private Units made by the undersigned and other investors of the Company remains the same. If the size of the offering is increased, the undersigned agrees that it will deliver the purchase price for such additional Private Units to Counsel as set forth above or as promptly as is reasonably practicable following the increase if it is on the Effective Date. If the size of the offering is decreased, the unused portion of the Purchase Price shall be returned to the undersigned.

The consummation of the purchase and issuance of the Initial Units and Additional Units (if any) shall occur simultaneously with the consummation of the IPO and over-allotment option, respectively. Simultaneously with the consummation of the IPO, Counsel shall deposit the Initial Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Corporation for the benefit of the Corporation’s public stockholders as described in the Registration Statement. Simultaneously with the consummation of all or any part of the over-allotment option, Counsel shall deposit the pro-rata portion of the Over-Allotment Purchase Price, based upon the amount of the over-allotment option that has been exercised, without interest or deduction, into the Trust Fund. Upon expiration of the over-allotment option, Counsel shall return any unused portion of the Over-Allotment Purchase Price to the undersigned. If the Corporation does not complete the IPO within thirty (30) days from the Effective Date, the Purchase Price (without interest or deduction) will be returned to the undersigned.

Each of the Corporation and the undersigned acknowledges and agrees that Counsel is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Private Units and Counsel’s sole obligation under this letter agreement is to act with respect to holding and disbursing the Purchase Price for the Private Units as described above. Counsel shall not be liable to the Corporation or the undersigned or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless Counsel has acted in a manner constituting gross negligence or willful misconduct. The Corporation shall indemnify Counsel against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence or willful misconduct. Counsel may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

In consideration of the above purchase obligations, Stephen A. Vogel or an affiliate of his (the “Transferor”) hereby agrees to transfer to the undersigned an aggregate of _____ shares of Common Stock (“Insider Shares”) at approximately $0.004 per Insider Share, for an aggregate purchase price of $___, which amount is being delivered to the Transferor simultaneously with the execution of this letter. The undersigned acknowledges and agrees that if the underwriters in the IPO determine the size of the offering should be increased or decreased, the undersigned will either receive a dividend on the Insider Shares transferred hereunder or contribute a portion of the Insider Shares back to capital, as applicable, in order to maintain the aggregate ownership of the Corporation’s initial stockholders at a certain percentage of the number of shares to be sold in the IPO. Any increase or decrease will affect all holders of Insider Shares on a pro-rata basis.

The Insider Shares will be identical to the shares of Common Stock included in the units to be sold by the Corporation in the IPO, and the Private Units will be identical to the units to be sold by the Corporation in the IPO, except that:

●	a portion of the Insider Shares to be held by the Sponsor will be subject to forfeiture to the extent that the underwriters do not exercise their over-allotment option in the IPO in full, as described in the Registration Statement;

●	the undersigned agrees to vote the Insider Shares and the shares of Common Stock included in the Private Units in favor of any proposed Business Combination;

●	the undersigned agrees not to seek conversion, or seek to sell such shares in any tender offer, in connection with any proposed Business Combination with respect to the Insider Shares and any shares of Common Stock included in the Private Units;

●	the Insider Shares will be placed in escrow and will not be released until the one-year anniversary of the consummation of a Business Combination (subject to certain exceptions as described in the Registration Statement);

●	the Private Units and underlying securities will not be transferable by the undersigned until the consummation of a Business Combination (subject to certain exceptions as described in the Registration Statement);

●	the Insider Shares and Private Units will be subject to customary registration rights, pursuant to a registration rights agreement on terms agreed upon by the Company and the Underwriters to be filed as an exhibit to the Registration Statement;

●	the undersigned will not participate in any liquidation distribution with respect to the Insider Shares or Private Units or the underlying securities (but will participate in liquidation distributions with respect to any units or shares of Common Stock purchased by the undersigned in the IPO or in the open market after the IPO) if the Corporation fails to consummate a Business Combination; and

●	the Insider Shares and Private Units and the underlying securities will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The undersigned further acknowledges and agrees that if, in order to consummate any Business Combination, the holders of Insider Shares or Private Units are required to contribute back to the capital of the Corporation a portion of any such securities to be cancelled by the Corporation or transfer a portion of any such securities to one or more third parties, the undersigned will contribute back to the capital of the Corporation or transfer to such third parties a proportionate number of Insider Shares or Private Units, as applicable, pro rata with the other holders of Insider Shares or Private Units, as applicable.

The undersigned acknowledges and agrees that it will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to (i) an insider letter, (ii) an escrow agreement and (iii) a registration rights agreement.

The undersigned hereby represents and warrants that, as applicable:

(a)	it has been advised that the Insider Shares and Private Units and the underlying securities have not been registered under the Securities Act;

(b)	it is acquiring the Insider Shares and Private Units and the underlying securities for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Insider Shares and Private Units or the underlying securities in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Corporation and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Corporation;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes a legal, valid and binding obligation, and is enforceable against it.

Very truly yours,

[TUSCAN HOLDINGS ACQUISITION LLC]

By:	Name:
Title:

Accepted and Agreed:

TUSCAN HOLDINGS CORP.

By:
Name:
Title:

STEPHEN A. VOGEL

gRAUBARD MILLER
(solely with respect to its obligations to hold
and disburse monies for the Private Units)

By:
Name:
Title:

Exhibit A